UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) October 16, 2000
                                                  -----------------------
                                                  October 16, 2000
                                                  -----------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------

              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is a press release recently issued by the Company and is being filed herewith as a current event.

PNM Hosts Third Quarter Earnings Conference Call on the Web

ALBUQUERQUE, N.M. October 16, 2000 - PNM, Public Service Company of New Mexico (NYSE:PNM) will be hosting a telephone conference call that will be broadcast live over the Internet on Thursday, October 19, 2000, to discuss the company's third quarter earnings results. Jeff Sterba, PNM Chairman of the Board, President and Chief Executive Officer, will be speaking on the call.

Anyone interested in the telephone conference call can listen in by dialing 1-973-694-2225 after 8:45 AM (ET) on Thursday, October 19, 2000. Participants interested in listening in via the Internet can access the link on PNM's web site at www.pnm.com.

The call will be archived and rebroadcast. Call 1-402-220-0895, identification number 15217, for the replay.

PNM operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. Avistar, a wholly-owned subsidiary of PNM, operates an advanced meter servicing business in California and Nevada, offers energy and water management solutions for government and institutional clients in the Southwest, and is assisting e-commerce provider AMDAX.com in launching an Internet-based energy auction system. PNM stock is traded primarily on the NYSE under the symbol PNM.


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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  October 16, 2000                           /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)



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